EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

REGI U.S., Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 11, 2007 (File No. 333-142865); the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 14, 2004 (File No. 333-116459); the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 3, 2003 (File No. 333-110879); the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 26, 2003 (File No. 333-108205); the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 1, 1997 (File No. 333-30495), of our report dated August 14, 2014, relating to the consolidated financial statements for the years ended April 30, 2014 and 2013.

/s/ MaloneBailey, LLP

www.malonebailey.com
Houston, Texas
August 14, 2014